Exhibit 10.7
NOTE
*Replacement Note*
October 7, 2003
Chicago, Illinois
$15,000,000
     The undersigned, for value received, promise, joint and severally, to pay to the order of LaSalle Bank National Association (the “Lender”) at the principal office of LaSalle Bank National Association (the “Administrative Agent”) in Chicago, Illinois the aggregate unpaid amount of all Loans made to the undersigned by the Lender pursuant to the Credit Agreement referred to below (as shown on the schedule attached hereto (and any continuation thereof) or in the records of the Lender), such principal amount to be payable on the dates set forth in the Credit Agreement.
     The undersigned further promise, joint and severally, to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such Loan is paid in full, payable at the rate(s) and at the time(s) set forth in the Credit Agreement. Payments of both principal and interest are to be made in lawful money of the United States of America.
     This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Credit Agreement, dated as of October 7, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms not otherwise defined herein are used herein as defined in the Credit Agreement), among the undersigned, certain financial institutions (including the Lender) and the Administrative Agent, to which Credit Agreement reference is hereby made for a statement of the terms and provisions under which this Note may or must be paid prior to its due date or its due date accelerated.
     This Note supersedes and replaces the Note (the “Prior Note”) previously issued by undersigned under the Credit Agreement and evidences a continuation of and not a repayment and reborrowing, termination or novation of, the indebtedness heretofore outstanding under the Prior Note.
     This Note is made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

AKORN, INC., a Louisiana corporation

By:	/s/ Jeffrey A. Whitnell
Title:	Chief Financial Officer, Treasurer and Secretary

AKORN (NEW JERSEY), INC., an Illinois corporation

By:	s/ Jeffrey A. Whitnell
Title:	Chief Financial Officer, Treasurer and Secretary